UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2006

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-101117	16-1634897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 North IH-35, Austin, Texas		78753-3195
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 837-8810

NA
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2006, at a meeting of the Board of Directors (the "Board") of Golfsmith International Holdings, Inc. (the "Company"), the Board approved the adoption of a Non-Employee Director Compensation Plan (the "Non-Employee Director Compensation Plan"), effective as of August 21, 2006.

The Non-Employee Director Compensation Plan provides for a $25,000 annual retainer for each non-employee director, as well as an annual retainer of $15,000 for the Chair of the Audit Committee, and $5,000 annual retainers for each of the Compensation and Nominating Committee Chairpersons. Directors will also be paid a fee of $1,500 for each board meeting and $1,000 for each committee meeting that they attend in person, and reimbursed for any expenses.

The plan also authorizes an annual grant of deferred stock units ("DSUs") in the amount of $25,000 to be issued to directors following the Company’s annual meeting. The DSU’s will be granted pursuant to the Company’s 2006 Incentive Compensation Plan (the "Incentive Compensation Plan") adopted by the Company and approved by its stockholders prior to the Company’s initial public offering in June 2006. Any shares issued pursuant to the Non-Employee Director Compensation Plan will be issuable from the shares previously reserved for issuance under the Incentive Compensation Plan. Each DSU represents the equivalent of one share of the Company's common stock in accordance with the terms of the Non-Employee Director Compensation Plan, with such DSUs becoming payable only upon termination of a directors’ Board service. The Board did not approve any specific DSU grant to any of the non-employee directors at the Board meeting.

The foregoing description of the Non-Employee Director Compensation Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of the Non-Employee Director Compensation Plan, which is filed as Exhibit 10.1 attached hereto. The form of Notice of Deferred Stock Unit Grant and Deferred Stock Unit Award Agreements are respectively filed as Exhibit 10.2 and 10.3, attached hereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the Company’s August 21, 2006 Board Meeting, in accordance with the Company's bylaws, the Board increased the number of directors of the Company from nine (9) to ten (10) and elected Glenda J. Chamberlain to fill the newly-created vacancy. There are no arrangements or understandings between Ms. Chamberlain and the Company or any other persons pursuant to which she was selected as a director. There are no transactions or proposed transactions to which the Company was or is a party in which Ms. Chamberlain has a direct or indirect material interest. The Board determined that Ms. Chamberlain is both an independent director and a financial expert under applicable rules of NASDAQ and the Securities and Exchange Commission, and appointed Ms. Chamberlain to the Audit Committee of the Board.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Golfsmith International Holdings, Inc. Non-Employee Director Compensation Plan

Exhibit 10.2 Notice of Deferred Stock Unit Grant

Exhibit 10.3 Deferred Stock Unit Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

August 25, 2006	By:	James D. Thompson

Name: James D. Thompson
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Golfsmith International Holdings, Inc. Non-Employee Director Compensation Plan
10.2	Notice of Deferred Stock Unit Grant
10.3	Deferred Stock Unit Award Agreement